Exhibit 10.15

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS  FIRST  AMENDMENT  TO  LOAN  AND  SECURITY  AGREEMENT  (this “Amendment”) is entered into this 11th day of February, 2020, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and SHOCKWAVE MEDICAL, INC., a Delaware corporation (“Borrower”).

RECITALS

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of February 26, 2018 (the “Existing Loan Agreement”; the Existing Loan Agreement, as amended by this Amendment, and (as the same may from time to time be further amended, modified, supplemented or restated on or after the date hereof, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower desires (i) for Bank to make a supplemental term loan to Borrower to refinance the Term Loan Advances, and (ii) to make certain other revisions to the Existing Loan Agreement as more fully set forth herein.

D.Bank and Borrower have agreed to so amend certain provisions of the Existing Loan Agreement, but only to the extent, in accordance with the terms, and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.2 (Revolving Line). Bank and Borrower hereby agree that (a) the Revolving Line is terminated, (b) Bank shall have no further obligation to make Advances thereunder, (c) Borrower shall have no further Obligations to Bank thereunder; provided, however, any Warrant and those obligations, liabilities, covenants, and terms that are expressly specified in any Loan Document as surviving that respective agreement’s termination, including without limitation, Borrower’s indemnity obligations set forth in the Loan Agreement, shall continue to survive notwithstanding the foregoing, and (d) Bank hereby waives the Termination Fee.

2.2Section 2.3 (Term Loan).  Section 2.3 of the Existing Loan Agreement is amended by adding the following after Section 2.3 as Section 2.3.1:

2.3.1Supplemental Term Loan

(a)        Availability. Subject to the terms and conditions of this Agreement, upon Borrower’s request, Bank shall make a supplemental term loan to Borrower on or about the First Amendment Closing Date in the original principal amount of Sixteen Million Five Hundred Thousand Dollars ($16,500,000) (the “Supplemental Term Loan Advance”). After repayment, the Supplemental Term Loan Advance (or any portion thereof) may not be reborrowed. Borrower shall use a portion of the Supplemental Term Loan Advance to repay in full in cash all of the Term Loan Advances in accordance with Section 2.3(d) (it being understood, however, that (x) Bank is waiving, and Borrower shall not be required to pay, the Prepayment Fee in connection with such prepayment but (y) Borrower shall be required to pay the Final Payment due in connection therewith). Upon such prepayment, all of the Obligations owing to Bank under the Term Loan Advances shall be deemed to be satisfied and discharged in full.

(b)        Interest Payments. With respect to the Supplemental Term Loan Advance, commencing on the first Payment Date following the Funding Date of the Supplemental Term Loan Advance and continuing on the Payment Date of each month thereafter, Borrower shall make monthly payments of interest, in arrears, on the principal amount of the Supplemental Term Loan Advance at the rate set forth in Section 2.5(a)(iii).

(c)        Repayment. Commencing on the Supplemental Term Loan Amortization Date and continuing on each Payment Date thereafter, Borrower shall repay the Supplemental Term Loan Advance in (i) the Supplemental Applicable Number of equal monthly installments of principal, which interest shall be calculated at the rate set forth in Section 2.5(a)(iii), plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.5(a)(iii). All outstanding principal and accrued and unpaid interest under the Supplemental Term Loan Advance, and all other outstanding Obligations with respect to the Supplemental Term Loan Advance, are due and payable in full on the Supplemental Term Loan Maturity Date.

(d)        Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Supplemental Term Loan Advance, provided Borrower (i) delivers written notice to Bank of its election to prepay the Supplemental Term Loan Advance at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (1) the outstanding principal plus accrued and unpaid interest with respect to the Supplemental Term Loan Advance, (2) the Supplemental Prepayment Fee, (3) the Supplemental Final Payment, and (4) all other sums, if any, that shall have become due and payable with respect to the Supplemental Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.

(e)        Mandatory Prepayment Upon an Acceleration. If the Supplemental Term Loan Advance is accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Supplemental Term Loan Advance, (ii) the Supplemental Prepayment Fee, (iii) the Supplemental Final Payment, and (iv) all other sums, if any, that shall have become due and payable with respect to the Supplemental Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.

2.3Section 2.5 (Payment of Interest on the Credit Extensions). Section 2.5(a) of the Existing Loan Agreement is amended by adding the following after subclause (ii) as subclause (iii):

(iii)Supplemental Term Loan Advance. Subject to Section 2.5(b), the principal amount outstanding under the Supplemental Term Loan Advance shall accrue interest at a floating per annum rate equal to the greater of (A) the Prime Rate minus one and one quarter of one percent (1.25%) and (B) three and one half of one percent (3.50%), which interest shall be payable monthly in accordance with Section 2.5(d) below.

2.4Section 2.6 (Fees). Section 2.6 of the Existing Loan Agreement is hereby amended by adding the following immediately after clause (h) as clauses (i) and (j):

(i)Supplemental Prepayment Fee. The Supplemental Prepayment Fee, when due hereunder; and

(j)Supplemental Final Payment.  The Supplemental Final Payment, when due hereunder.

2.5Section 3.2 (Conditions Precedent to all Credit Extensions). Section 3.2 of the Existing Loan Agreement is hereby amended by deleting clause (a)(ii) thereof and replacing it with the following:

(ii)with respect to the request for the Supplemental Term Loan Advance, an executed Payment/Advance Form and any materials and documents required by Section 3.4;

2.6Section 3.4 (Procedures for Borrowing). Section 3.4 of the Existing Loan Agreement is hereby amended by deleting clause (b) thereof and replacing it with the following:

(b)Supplemental Term Loan Advance. Subject to the prior satisfaction of all other applicable conditions to the making of the Supplemental Term Loan Advance set forth in this Agreement, to obtain the Supplemental Term Loan Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 noon Pacific time on the Funding Date of the Supplemental Term Loan Advance. Such

notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request the Supplemental Term Loan Advance. In connection with such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program a completed Payment/Advance Form executed by an Authorized Signer together with such other reports and information, as Bank may request in its sole discretion. Bank shall credit proceeds of the Supplemental Term Loan Advance to the Designated Deposit Account. Bank may make the Supplemental Term Loan Advance under this Agreement based on instructions from an Authorized Signer or without instructions if the Supplemental Term Loan Advance is necessary to meet Obligations which have become due.

2.7Section 5.1 (Due Organization, Authorization; Power and Authority). Section 5.1 of the Existing Loan Agreement is hereby amended by deleting the parenthetical at the end thereof and replacing it with the following:

(it being understood and agreed that Borrower (i) has delivered an updated Perfection Certificate in connection with the Supplemental Term Loan Advance and (ii) may otherwise from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement);

2.8Section 5.3 (Accounts Receivable). Section 5.3 of the Existing Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

5.3[Reserved].

2.9Section 6.2 (Financial Statements, Reports).

(a)Section 6.2 of the Existing Loan Agreement is amended by deleting clauses (a) through (f) thereof in their entirety and replacing them with the following:

(a)[Reserved];

(b)[Reserved];

(c)as soon as available, but no later than forty-five (45) days after the final day of the first three fiscal quarters of each fiscal year, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such fiscal quarter in a form acceptable to Bank (the “Quarterly Financial Statements”); provided that the timely filing of a 10-Q with the SEC by such date will be deemed to satisfy the requirement to provide the Quarterly Financial Statements;

(d)together with the Quarterly Financial Statements, a duly completed Compliance Statement, substantially in the form of Exhibit B;

(e)contemporaneously with any updates or amendments thereto, within thirty (30) days after the end of each fiscal year of Borrower, (1) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (2) annual financial projections for the following fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;

(f)as soon as available and in any event within one hundred eighty (180) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (provided that such opinion may contain a going concern qualification typical for venture backed companies similar to Borrower) on the financial statements from an independent certified public accounting firm; provided that the timely filing of a 10-K with the SEC by such date will be deemed to satisfy the requirement to provide the annual financial statements;

(b)Section 6.2 of the Existing Loan Agreement is further amended by adding the following after clause (j) as clause (k):

(k)prompt written notice of any changes to the beneficial ownership information set out in items 2(d) through (g) of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.

2.10Section 6.3 (Accounts Receivable). Section 6.3 of the Existing Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

6.3[Reserved].

2.11Section 6.8 (Accounts). Subsection (a) of Section 6.8 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following:

(a)Borrower shall, and shall cause any Subsidiary of Borrower and any Guarantor to maintain an aggregate account balance in accounts at or through Bank equal to at least fifty percent (50%) of all deposit account balances (excluding, for the avoidance of doubt, any investment, securities or commodities account balances) of Borrower, such Subsidiary and such Guarantor at any financial institution in the United States. Borrower, or any Subsidiary of Borrower or any Guarantor, shall maintain at least one business credit card with Bank.

2.12Section 6.12 (Online Banking). Section 6.12 of the Existing Loan Agreement is hereby amended by deleting clause (b) thereof in its entirety and replacing it with the following:

(b)Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.

2.13Section 6.13 (Formation or Acquisition of Subsidiaries). Section 6.13 of the Existing Loan Agreement is hereby amended by deleting the first sentence leading up to (a) clause therein of such Section, and replacing it with the following:

“Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, promptly following the date that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), if Bank requests in its sole discretion, Borrower shall”

2.14Section 7.1 (Dispositions). Section 7.1 of the Existing Loan Agreement is hereby amended by deleting the first sentence leading up to clause (a) therein of such Section, and replacing it with the following:

“Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers”

2.15Section 7.3 (Mergers or Acquisitions). Section 7.3 of the Existing Loan Agreement is hereby amended by deleting the first sentence of such Section and replacing it with the following:

“Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division).”

2.16Section 8.1 (Payment Default). Section 8.1 of the Existing Loan Agreement is hereby amended by deleting clause (b) thereof and replacing it with the following:

(b)pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date, the Term Loan Maturity Date or the Supplemental Term Loan Maturity Date).

2.17Section 8.3 (Investor Abandonment). Section 8.3 of the Existing Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

8.3       Material Adverse Change. A Material Adverse Change occurs;

2.18Section 12.1 (Termination Prior to  Maturity  Date;  Survival). Section 12.1 of the Existing Loan Agreement is hereby amended by adding the following after the reference to “Term Loan Maturity Date”:

“and the Supplemental Term Loan Maturity Date”

2.19Section 13 (Definitions).

(a)The following terms and their respective definitions set forth in Section 13.1 of the Existing Loan Agreement are amended in their entirety and replaced with the following:

“Administrator” is an individual that is named:

(a)as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and

(b)as an Authorized Signer of Borrower in an approval by the Board. “Credit  Extension”  is  any  Advance,  any  Overadvance,  Term  Loan Advance, Supplemental Term Loan Advance or any other extension of credit by Bank for Borrower’s benefit.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Termination Fee, the Prepayment Fee, the Anniversary Fees, the Final Payment, the Supplemental Prepayment Fee, the Supplemental Final Payment and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant or any other warrant to purchase issued to Bank by Borrower).

“Payment Date” is (a) with respect to Term Loan Advances and the Supplemental Term Loan Advance, the first (1st) calendar day of each month and (b) with respect to Advances, the last calendar day of each month.

“Perfection Certificate” is defined in Section 5.1 and includes any updated Perfection Certificate (or updates to the Perfection Certificate) contemplated or permitted hereby.

“Revolving Line” is an aggregate principal amount equal to Zero Dollars ($0).

b)The following defined terms are hereby deleted from Section 13.1 of the Existing Loan Agreement in their entirety: “Investor Support” and “Monthly Financial Statements”.

(c)The following terms and their respective definitions are hereby added in alphabetical order to Section 13.1 of the Existing Loan Agreement as follows:

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“First Amendment Closing Date” is February 11, 2020.

“Performance Milestone One” means Bank’s receipt of evidence reasonably satisfactory to Bank, on or before June 30, 2021, that Borrower’s trailing twelve (12) month revenue for the trailing twelve (12) month period ending on June 30, 2021, is at least seventy-five percent (75%) of the revenue projected for such period in Borrower’s financial projections approved by the Board; provided such projections must demonstrate year over year growth.

“Performance Milestone Two” means Bank’s receipt of evidence reasonably satisfactory to Bank, on or before December 31, 2021, that (i) Borrower has received Premarket Approval from the United States Food and Drug Administration of Borrower’s C2 Catheter and (ii) Borrower’s trailing twelve (12) month revenue for the trailing twelve (12) month period ending on December 31, 2021, is at least seventy-five percent (75%) of the revenue projected for such period in Borrower’s financial projections approved by the Board; provided such projections must demonstrate year over year growth.

“Quarterly Financial Statements” is defined in Section 6.2(c). “Supplemental  Applicable  Number”  means  (a)  thirty  (30)  if  the Supplemental Interest-Only Period ends on June 30, 2021, (b) twenty-four (24) if the Supplemental Interest-Only Period ends on December 31, 2021, and (c) eighteen (18) if the Supplemental Interest-Only Period ends on June 30, 2022.

“Supplemental Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Supplemental Term Loan Maturity Date, or (b) the acceleration of the Supplemental Term Loan Advance, or (c) the prepayment of the Supplemental Term Loan Advance in full pursuant to Section 2.3.1(d) or 2.3.1(e), equal to One Million Five Hundred Sixty-Seven Thousand Five Hundred Dollars ($1,567,500).

“Supplemental Interest-Only Period” means, for the Supplemental Term Loan Advance, the period beginning on the Funding Date of the Supplemental Term Loan Advance and ending on (i) June 30, 2021 if Borrower does not achieve Performance Milestone One, (ii) December 31, 2021 if Borrower achieves Performance Milestone One but not Performance Milestone Two, and (iii) June 30, 2022 if Borrower achieves both Performance Milestone One and Performance Milestone Two.

“Supplemental Prepayment Fee” shall be an additional fee, payable to Bank, with respect to the Supplemental Term Loan Advance, in an amount equal to(a) three percent (3%) of the outstanding principal balance of the Supplemental Term Loan Advance if the prepayment is made before the date that is twelve (12) months after the First Amendment Closing Date, (b) two percent (2%) of the outstanding principal balance of the Supplemental Term Loan Advance if the prepayment is made on or after the date that is twelve (12) months after the First Amendment Closing Date but before the date that is twenty four (24) months after the First Amendment Closing Date, (c) one percent (1%) of the outstanding principal balance of the Supplemental Term Loan Advance if the prepayment is made on or after the date that is twenty four (24) months after the First Amendment Closing Date but before the date that is thirty six (36) months after the First Amendment Closing Date and (d) zero percent (0%) of the outstanding principal balance of the Supplemental Term Loan Advance if the prepayment is made on or after the date that is thirty six (36) months after the First Amendment Closing Date.

“Supplemental Term Loan Advance” is defined in Section 2.3.1 of this Agreement.

“Supplemental Term Loan Amortization Date” is, for the Supplemental Term Loan Advance, the first (1st) calendar day of the first (1st) month following the end of the Supplemental Interest-Only Period.

“Supplemental Term Loan Maturity Date” is, for the Supplemental Term Loan Advance, December 1, 2023.

2.20Exhibit B (Compliance Statement). The Compliance Statement attached to the Existing Loan Agreement as Exhibit B is replaced in its entirety with the Compliance Statement attached hereto as Exhibit B. From and after the date hereof, all references in the Loan Agreement to the Compliance Statement shall be deemed to refer to the Compliance Statement in the form attached hereto as Exhibit B.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement;

4.3The organizational documents of Borrower delivered to Bank on or prior to the date hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN  WITNESS  WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER
Silicon Valley Bank		Shockwave Medical, Inc.

By:	/s/ Robert Mingrone	By:	/s/ Dan Puckett
Name:	Robert Mingrone	Name:	Dan Puckett
Title:	Director	Title:	CFO

[Signature Page to First Amendment to Loan and Security Agreement]

EXHIBIT B

COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date:
FROM:	SHOCKWAVE MEDICAL, INC.

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), Borrower is in complete compliance for the period ending,with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly financial statements with Compliance Statement	Quarterly within 45 days for 1st three fiscal quarters	Yes No
Annual audited financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Annual financial projections	FYE within 30 days, and as amended/updated	Yes No

The following are the exceptions with respect to the statements above:  (If no exceptions exist, state “No exceptions to note.”)

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